Exhibit 99.1

CVR Partners and CapturePoint Close Section 45Q Tax Credit Transaction

SUGAR LAND, Texas, and ALLEN, Texas (January 11, 2023) – CVR Partners, LP (“CVR Partners”) (NYSE: UAN), a manufacturer of ammonia and urea ammonium nitrate solution fertilizer products, and CapturePoint LLC (“CapturePoint”), a Texas limited liability company focused on capturing carbon oxides from industrial processes, announced today that CapturePoint and CVR Partners’ subsidiary, Coffeyville Resources Nitrogen Fertilizers, LLC (“CRNF”), have entered into a series of agreements with certain unaffiliated third-party investors and certain of their respective affiliates intended to qualify under the Internal Revenue Service safe harbor described in Revenue Procedure 2020-12 for certain joint ventures that are eligible to claim Section 45Q Credits (collectively, the “45Q Transaction”). In connection with the 45Q Transaction, CRNF and CapturePoint each received an initial payment, net of expenses, of approximately $18 million and are expected to also receive installment payments, payable quarterly, until March 31, 2030, totaling up to approximately $22 million each for the seven-year period and potentially certain contingent payments over this same period if certain carbon oxide capture and sequestration milestones are met, totaling up to approximately $38 million each, subject to certain customary and other specified terms.

“As a leader in the production of low carbon nitrogen fertilizer, CVR Partners is proud to participate in the generation of carbon capture and sequestration credits as a result of our voluntary nitrous oxide abatement and carbon sequestration projects in Coffeyville, Kansas,” said Mark Pytosh, Chief Executive Officer of CVR Partners’ general partner. “This facility is uniquely qualified to produce hydrogen and ammonia that is certified ‘blue’ to a market that is increasingly demanding reduced carbon footprints. These efforts support our core Values of Environment and Continuous Improvement, and our goal of continuing to produce nitrogen fertilizers that feed the world’s growing population in an environmentally responsible way.”

“CapturePoint is pleased to partner with CRNF and third-party investors to realize the benefits of carbon capture and sequestration credits for services that CapturePoint has long provided as a leader in the carbon capture and sequestration field,” said Tracy Evans, Chief Executive Officer of CapturePoint. “CapturePoint looks forward to even more exciting announcements in the near future as it continues to expand its carbon capture and sequestration services.”

About CVR Partners, LP

Headquartered in Sugar Land, Texas, CVR Partners, LP is a Delaware limited partnership focused on the production, marketing and distribution of nitrogen fertilizer products. It primarily produces urea ammonium nitrate (UAN) and ammonia, which are predominantly used by farmers to improve the yield and quality of their crops. CVR Partners’ Coffeyville, Kansas, nitrogen fertilizer manufacturing facility includes a 1,300 ton-per-day ammonia unit, a 3,000 ton-per-day UAN unit and a dual-train gasifier complex having a capacity of 89 million standard cubic feet per day of hydrogen. CVR Partners’ East Dubuque, Illinois, nitrogen fertilizer manufacturing facility includes a 1,075 ton-per-day ammonia unit and a 1,100 ton-per-day UAN unit.

About CapturePoint

Headquartered in Allen, Texas, CapturePoint is a privately held company focused on cutting-edge energy development and carbon capture and sequestration projects, including transporting and sequestering carbon oxide emissions from industrial facilities that would otherwise be released into the atmosphere.

Forward Looking Statements

This news release contains forward-looking statements. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns or matters that are not historical facts are “forward-looking statements,” as defined under federal securities laws. These forward-looking statements include, but are not limited to, statements regarding future carbon oxide capture and/or sequestration, production of “blue” hydrogen and ammonia and certification thereof, market demand, environmental impact of CVR Partners’ activities, receipt of Section 45Q Credits, the timing and amount of payments to be received by CRNF pursuant to the 45Q Transaction, continued safe and reliable operations and other factors. You can generally identify forward-looking statements by the use of forward-looking terminology such as “continue,” “could,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond CVR Partners’ control, including, among others, operational upsets or changes in laws that could impact the amount and receipt of Section 45Q Credits and the risks that are described in CVR Partners’ most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and its other Securities and Exchange Commission filings. These risks may cause CVR Partners’ actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by forward-looking statements. Given these risks and uncertainties, investors are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Partners disclaims any intention or obligation to update publicly or revise its forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

For further information relating to CVR Partners, please contact:

Investor Relations
Richard Roberts
CVR Partners, LP
(281) 207-3205
InvestorRelations@CVRPartners.com

Media Relations
Brandee Stephens
CVR Partners, LP
(281) 207-3516
MediaRelations@CVRPartners.com

For further information relating to CapturePoint, please contact:

Tracy Evans, CEO
Megan Davis, General Counsel
832-300-8225
www.capturepointllc.com/contact/
megan.davis@capturepointllc.com